Exhibit 99.1A

Media Contact: Rich Bulger 703-682-6318

Investor Contact: Ahmed Pasha 703-682-6451

AES Reports 54% Increase in Adjusted Earnings Per Share to $0.37 for First Quarter 2012

First Quarter 2012 Results

•	First Quarter Adjusted Earnings Per Share increased $0.13 to $0.37

•	First Quarter Diluted Earnings Per Share from Continuing Operations increased $0.14 to $0.44

•	Net Cash from Operating Activities increased 6% to $534 million and Proportional Free Cash Flow increased 51% to $235 million

Other Significant Announcements

•	Reaffirmed full year 2012 guidance for Adjusted Earnings Per Share and Cash Flow

•	Revised full year 2012 guidance for Diluted Earnings Per Share from Continuing Operations due to non-cash impairments

•	Completed the sales of Ironwood and Red Oak in the United States with proceeds of $227 million

•	Announced the sale of its interest in 379 MW of hydro assets in China for approximately $48 million in proceeds

•	Increased the outstanding authorization for share repurchases by $180 million to $302 million

ARLINGTON, Va, May 4, 2012 – The AES Corporation (NYSE: AES) today reported a 54% increase in Adjusted Earnings Per Share (EPS) for the first quarter of 2012. New businesses in the United States, Europe and Latin America, higher volumes in Latin America and a one-time favorable arbitration settlement at Cartagena in Spain drove the results for the quarter. These trends were partially offset by decreased spot prices in Chile, the estimated impact of a delayed tariff reset at Eletropaulo in Brazil and the financing costs related to the acquisition of DP&L.

“We continue to execute on our plan to unlock shareholder value. Our strong first quarter puts us on track to meet our full year 2012 Adjusted EPS guidance, driven by the contributions from new businesses we commissioned or acquired in 2011. In addition, we completed the sales of Ironwood and Red Oak for $227 million in proceeds,” said Andrés Gluski, AES President and Chief Executive Officer. “Looking forward, we are committed to delivering our three-year total return CAGR of 8% to 10% by 2015, and in support of that commitment, we increased the outstanding authorization for share repurchases from $122 million to $302 million.”

“With asset sales proceeds and strong cash flow reported for the quarter, we have many levers available to us to achieve our total return target,” said Victoria D. Harker, AES Executive Vice President, Chief Financial Officer and President of Global Business Services. “In addition, we remain committed to initiating a dividend in the third quarter of this year, with the first payment expected in the fourth quarter.”

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Additional Highlights

•

The Company announced a $180 million increase in its authorization for share repurchases from $500 million to $680 million. With $378 million of share repurchases completed since July 2010, $302 million of the authorization is outstanding.

•

The Company announced the sale of its interest in 379 MW of hydro generation assets in China for proceeds of approximately $48 million. Subject to customary purchase price adjustments and regulatory approval, the sale is expected to close in the second half of 2012.

•	AES has closed or announced seven asset sales since September 2011 with aggregate proceeds of $804 million.

2012 Guidance

The Company reaffirmed its full year 2012 guidance for Adjusted EPS and Cash Flow. Current guidance includes the impacts of first quarter trends, foreign exchange and commodity price assumptions as of March 30, 2012, and closed asset sales. As a result of higher working capital in Brazil, increased environmental capital expenditures in Chile and the sale of Red Oak and Ironwood, the Company now expects its cash flow metrics to come in at the low end of the guidance range. The Company revised its Diluted EPS from Continuing Operations guidance due to $0.06 of non-cash impairments in the first quarter of 2012.

Table 1: Key Elements of 2012 Guidance as of May 4, 2012

	Updated 2012 Guidance	Remarks
Adjusted EPS[1]	$1.22-$1.30	No change
Diluted EPS from Continuing Operations	$1.22-$1.30	$0.06 lower due to non-cash impairments
Consolidated Cash Flow from Operating Activities	$3,100-$3,300 million	No change; expect low end of range
Proportional Free Cash Flow[1]	$1,050-$1,250 million	No change; expect low end of range
Subsidiary Distributions[2]	$1,325-$1,525 million	No change

[1]	A Non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.
[2]	See definitions.

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Table 2: Results for First Quarter 2012

	First Quarter 2011		First Quarter 2012		Full Year 2012 Guidance as of 5/4/12
Consolidated Revenue	$4,156	M	$4,740	M	NA
Consolidated Gross Margin	$993	M	$1,078	M	$4,000-4,200	M
Proportional Gross Margin[1]	$607	M	$779	M	$2,700-2,900	M
Consolidated Cash Flow from Operating Activities	$502	M	$534	M	$3,100-3,300	M
Proportional Cash Flow from Operating Activities[1]	$319	M	$405	M	$1,925-2,125	M
Consolidated Free Cash Flow[1]	$260	M	$292	M	$1,900-2,100	M
Proportional Free Cash Flow[1]	$156	M	$235	M	$1,050-1,250	M
Subsidiary Distributions to the Parent Company[2]	$226	M	$176	M	$1,325-1,525	M
Diluted EPS from Continuing Operations	$0.30		$0.44		$1.22-1.30
Adjusted EPS[1]	$0.24		$0.37		$1.22-1.30

[1]	A non-GAAP financial measure. See “Non-GAAP Financial Measures” for definitions and reconciliations to the most comparable GAAP financial measures.
[2]	See definitions.

Key drivers of First Quarter results include (comparison of Q1 2012 vs. Q1 2011):

•

Consolidated Revenue increased by $584 million to $4.7 billion, benefiting from: (i) contributions from new businesses including DP&L in the United States, Maritza in Bulgaria, Angamos in Chile, and Changuinola in Panama; (ii) increased volume at its utility and generation businesses in Latin America; (iii) the impact of a non-recurring arbitration settlement at Cartagena in Spain; and (iv) increased prices at Sul in Brazil and its utility businesses in El Salvador. These gains were partially offset by: (i) unfavorable impact of foreign currency; (ii) lower prices at Eletropaulo in Brazil, primarily related to the estimated impact of the July 2011 tariff reset; (iii) decreased spot prices at AES Gener in Chile; and (iv) the impact of the sale of 80% of its interest in Cartagena in February 2012.

•

Consolidated Gross Margin increased by $85 million to $1.1 billion, benefiting from: (i) the impact of new businesses; (ii) increased volume at its generation and utility businesses in Latin America; and (iii) the favorable impact of a non-recurring arbitration settlement at Cartagena. These gains were partially offset by: (i) the unfavorable impact of foreign currency; (ii) lower prices at Eletropaulo in Brazil; (iii) lower spot prices and higher fuel costs at AES Gener; and (iv) an increase in outages, primarily in Latin America and Europe.

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•

Proportional Gross Margin (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $172 million to $779 million due to the same factors driving Consolidated Gross Margin.

•

Consolidated Cash Flow from Operating Activities increased by $32 million to $534 million driven by: (i) an increase from the acquisition of DP&L in the United States; and (ii) an increase in Europe primarily due to the non-recurring arbitration settlement at Cartagena in Spain. These factors were partially offset by: (i) a decrease at its utility businesses in Latin America primarily in Brazil due to higher working capital requirements; and (ii) an increase in interest payments due to the financing of the DP&L acquisition.

•

Proportional Cash Flow from Operating Activities (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $86 million to $405 million due to the same factors driving Consolidated Cash Flow from Operating Activities.

•

Consolidated Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $32 million to $292 million due to the same factors driving Consolidated Cash Flow from Operating Activities.

•

Proportional Free Cash Flow (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $79 million to $235 million due to the same factors driving Consolidated Cash Flow from Operating Activities.

•

Diluted EPS from Continuing Operations increased by $0.14 per share to $0.44 per share due primarily to the increase in gross margin and a gain on the sale of 80% of its interest in Cartagena in Spain, partially offset by the financing costs related to the acquisition of DP&L and impairment losses, including other than temporary impairments of certain equity method investments.

•

Adjusted EPS (a non-GAAP financial measure, see Appendix for definition and reconciliation) increased by $0.13 to $0.37 per share, as the increase in gross margin, including $0.06 from a favorable one-time arbitration settlement at Cartagena, was partially offset by the financing costs related to the acquisition of DP&L. Table 3 provides a reconciliation of Diluted EPS to Adjusted EPS for the first quarter of 2012 as compared to first quarter of 2011.

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Table 3: Reconciliation of Diluted EPS to Adjusted EPS for Q1 2012 as compared to Q1 2011

	Q1 2012	Q1 2011
Diluted Earnings Per Share from Continuing Operations	$0.44	$0.30
Derivative Mark-to-Market (Gains)/Losses	$0.03	$(0.01)
Currency Transaction (Gains)	$(0.02)	$(0.05)
Disposition/Acquisition (Gains)	$(0.14)	$—
Impairment Losses	$0.06	$—

Adjusted Earnings Per Share	$0.37	$0.24

See Appendix for more detail and additional reconciliations for non-GAAP measures. Diluted weighted-average shares outstanding for non-GAAP measures: 785 million (2012) and 792 million (2011).

Non-GAAP Financial Measures

See Non-GAAP Financial Measures for definitions of Adjusted Earnings Per Share, Proportional Gross Margin, Adjusted Gross Margin, Proportional Adjusted Gross Margin, Proportional Cash Flow From Operating Activities, Consolidated Free Cash Flow, Proportional Free Cash Flow as well as reconciliations to the most comparable GAAP financial measure.

Attachments

Consolidated Statements of Operations, Consolidated Balance Sheets, Segment Information, Consolidated Statements of Cash Flows, Non-GAAP Financial Measures, Parent Financial Information and 2012 Financial Guidance Elements.

Conference Call Information

AES will host a conference call on Friday, May 4, 2012 at 10:00 a.m. Eastern Daylight Time (EDT). Interested parties may listen to the teleconference by dialing 1-800-857-6557 at least ten minutes before the start of the call. International callers should dial +1-415-228-4653. The participant passcode for this call is 5412. Internet access to the presentation materials will be available on the AES website at www.aes.com by selecting “Investor Information” and then “Quarterly Financial Reports.”

A telephonic replay of the call will be available from approximately 12:00 p.m. EDT on Friday, May 4, 2012 through Friday, May 25, 2012. Callers in the U.S. please dial 1-866-456-9373. International callers should dial +1-203-369-1274. The system will ask for a passcode; please enter 5412. A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 27 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 27,000 people is committed to operational excellence and meeting the world's changing power needs. Our 2011 revenues were $17 billion and we own and manage $45 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include,

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but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2011 Annual Report on Form 10-K. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2011 Annual Report on Form 10-K dated on or about February 24, 2012 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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Exhibit 99.1

THE AES CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in millions, except per share amounts)
Revenue:
Regulated	$2,620	$2,349
Non-Regulated	2,120	1,807

Total revenue	4,740	4,156

Cost of Sales:
Regulated	(2,182)	(1,773)
Non-Regulated	(1,480)	(1,390)

Total cost of sales	(3,662)	(3,163)

Gross margin	1,078	993

General and administrative expenses	(87)	(95)
Interest expense	(416)	(338)
Interest income	91	95
Other expense	(29)	(15)
Other income	18	16
Gain on sale of investments	179	6
Asset impairment expense	(11)	—
Foreign currency transaction gains (losses)	(1)	33
Other non-operating expense	(49)	—

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	773	695
Income tax expense	(267)	(215)
Net equity in earnings of affiliates	13	10

INCOME FROM CONTINUING OPERATIONS	519	490
Income (loss) from operations of discontinued businesses, net of income tax (benefit) expense of $2 and $(3), respectively	1	(7)
Net gain (loss) from disposal and impairments of discontinued businesses, net of income tax expense of $0 and $0, respectively	(5)	—

NET INCOME	515	483
Noncontrolling interests:
Less: Income from continuing operations attributable to noncontrolling interests	(174)	(253)
Less: Income from discontinued operations attributable to noncontrolling interests	—	(6)

Total net income attributable to noncontrolling interests	(174)	(259)

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$341	$224

BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.45	$0.30
Discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	(0.02)

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION
COMMON STOCKHOLDERS	$0.45	$0.28

DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.44	$0.30
Discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	(0.02)

NET INCOME ATTRIBUTABLE TO THE AES CORPORATION
COMMON STOCKHOLDERS	$0.44	$0.28

AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION
COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$345	$237
Discontinued operations, net of tax	(4)	(13)

Net income	$341	$224

THE AES CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2012	December 31, 2011
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,688	$1,704
Restricted cash	448	478
Short-term investments	1,740	1,356
Accounts receivable, net of allowance for doubtful accounts of $300 and $273, respectively	2,735	2,534
Inventory	799	785
Deferred income taxes	480	454
Prepaid expenses	238	157
Other current assets	1,394	1,569
Current assets of discontinued and held for sale businesses	37	191

Total current assets	9,559	9,228

NONCURRENT ASSETS
Property, Plant and Equipment:
Land	1,113	1,090
Electric generation, distribution assets and other	31,774	31,143
Accumulated depreciation	(9,290)	(8,944)
Construction in progress	1,992	1,833

Property, plant and equipment, net	25,589	25,122

Other Assets:
Investments in and advances to affiliates	1,430	1,422
Debt service reserves and other deposits	880	876
Goodwill	3,732	3,733
Other intangible assets, net of accumulated amortization of $201 and $164, respectively	550	566
Deferred income taxes	736	715
Other	2,273	2,331
Noncurrent assets of discontinued and held for sale businesses	682	1,340

Total other assets	10,283	10,983

TOTAL ASSETS	$45,431	$45,333

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,014	$2,014
Accrued interest	433	327
Accrued and other liabilities	3,114	3,398
Non-recourse debt, including $296 and $259, respectively, related to variable interest entities	2,194	2,123
Recourse debt	21	305
Current liabilities of discontinued and held for sale businesses	202	279

Total current liabilities	7,978	8,446

NONCURRENT LIABILITIES
Non-recourse debt, including $1,173 and $1,156, respectively, related to variable interest entities	13,841	13,412
Recourse debt	6,179	6,180
Deferred income taxes	1,445	1,328
Pension and other post-retirement liabilities	1,755	1,729
Other noncurrent liabilities	3,132	3,083
Noncurrent liabilities of discontinued and held for sale businesses	552	1,348

Total noncurrent liabilities	26,904	27,080

Contingencies and Commitments (see Note 8)
Cumulative preferred stock of subsidiaries	78	78
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 809,082,637 issued and 767,434,120 outstanding at March 31, 2012 and 807,573,277 issued and 765,186,316 outstanding at December 31, 2011	8	8
Additional paid-in capital	8,516	8,507
Retained earnings	1,019	678
Accumulated other comprehensive loss	(2,575)	(2,758)
Treasury stock, at cost (41,648,517 shares at March 31, 2012 and 42,386,961 shares at December 31, 2011, respectively)	(479)	(489)

Total AES Corporation stockholders’ equity	6,489	5,946
NONCONTROLLING INTERESTS	3,982	3,783

Total equity	10,471	9,729

TOTAL LIABILITIES AND EQUITY	$45,431	$45,333

THE AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Three Months Ended March 31,
($ in millions)	2012	2011

REVENUE
Generation - Latin America (1)	$1,264	$1,131
Generation - North America	317	334
Generation - Europe	450	400
Generation - Asia	181	115
Utilities - Latin America	1,734	1,840
Utilities - North America	732	289
Corporate and Other (2)	347	293
Intersegment Eliminations (3)	(285)	(246)

Total Revenue	$4,740	$4,156

GROSS MARGIN
Generation - Latin America (1)	$456	$415
Generation - North America	77	82
Generation - Europe	213	81
Generation - Asia	54	44
Utilities - Latin America	99	246
Utilities - North America	114	50
Corporate and Other (2)	65	75

Total Gross Margin	$1,078	$993

(1)	Includes Generation - Latin America - Other and Generation - Tiete.
(2)	Corporate and Other includes the Company’s Europe Utilities, Africa Utilities, Africa Generation, Wind Generation operating segments and other climate solutions and renewable projects.
(3)	Represents inter-segment eliminations of revenue primarily related to transfers of electricity from Tiete (Generation - Latin America) to Eletropaulo (Utilities - Latin America).

THE AES CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in millions)
OPERATING ACTIVITIES:
Net income	$515	$483
Adjustments to net income:
Depreciation and amortization	360	305
(Gain) loss from sale of investments and impairment expense	(92)	3
Provision for deferred taxes	101	17
Contingencies	17	22
Other	(40)	(84)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(189)	(112)
(Increase) decrease in inventory	(11)	(69)
(Increase) decrease in prepaid expenses and other current assets	(117)	13
(Increase) decrease in other assets	(156)	11
Increase (decrease) in accounts payable and other current liabilities	266	(41)
Increase (decrease) in income taxes and other income tax payables, net	(161)	(105)
Increase (decrease) in other liabilities	41	59

Net cash provided by operating activities	534	502

INVESTING ACTIVITIES:
Capital expenditures	(579)	(479)
Acquisitions - net of cash acquired	—	(138)
Proceeds from the sale of businesses, net of cash sold	63	8
Proceeds from the sale of assets	4	4
Sale of short-term investments	1,505	1,241
Purchase of short-term investments	(1,855)	(1,181)
Decrease in restricted cash	28	11
(Increase) decrease in debt service reserves and other assets	20	(7)
Affiliate advances and equity investments	—	(40)
Proceeds from government grants for asset construction	85	1
Other investing	4	(21)

Net cash used in investing activities	(725)	(601)

FINANCING ACTIVITIES:
(Repayments) borrowings under the revolving credit facilities, net	(281)	24
Issuance of non-recourse debt	503	115
Repayments of recourse debt	(3)	(268)
Repayments of non-recourse debt	(151)	(201)
Payments for financing fees	(12)	(5)
Distributions to noncontrolling interests	(19)	(43)
Contributions from noncontrolling interests	5	—
Financed capital expenditures	(6)	(17)
Purchase of treasury stock	—	(63)
Other financing	1	(5)

Net cash provided by (used in) financing activities	37	(463)
Effect of exchange rate changes on cash	25	15
Decrease in cash of discontinued and held for sale businesses	113	7

Total decrease in cash and cash equivalents	(16)	(540)
Cash and cash equivalents, beginning	1,704	2,522

Cash and cash equivalents, ending	$1,688	$1,982

SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$291	$229
Cash payments for income taxes, net of refunds	$325	$304

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended March 31,
	2012		2011
Reconciliation of Adjusted Earnings Per Share (1)

Diluted EPS From Continuing Operations	$0.44		$0.30
Derivative mark-to-market (gains)/losses(2)	0.03		(0.01)
Currency transaction (gains)(3)	(0.02)		(0.05)
Disposition/acquisition (gains)	(0.14	)(4)	—
Impairment losses	0.06	(5)	—

Adjusted Earnings Per Share(1)	$0.37		$0.24

(1)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations, which is determined in accordance with GAAP.

For the quarter ended March 31, 2012, the Company refined its process for computing the tax effects of adjusted EPS items for interim periods. Accordingly, the Company has also reflected the refined process in the comparative three month period ended March 31, 2011.

(2)	Derivative mark-to-market (gains)/losses were net of income tax per share of $0.01 and $0.00 in the three months ended March 31, 2012 and 2011, respectively.
(3)	Unrealized foreign currency transaction (gains) were net of income tax per share of ($0.01) and ($0.02) in the three months ended March 31, 2012 and 2011, respectively.
(4)	Amount primarily relates to the proceeds from the sale of 80% of our interest in Cartagena for $178 million ($107 million or $0.14 per share, net of income tax).
(5)

Amount primarily includes other-than-temporary impairments of equity method investments in China of $32 million ($26 million, or $0.03 per share, net of income taxes) and at InnoVent of $17 million ($12 million or $0.02 per share, net of income tax).

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended March 31,
($ in millions)	2012	2011
Reconciliation of Adjusted Gross Margin (1)

Consolidated Gross Margin	$1,078	$993
Add: Depreciation and Amortization	351	281
Less: General and Administrative Expenses	(87)	(95)

Adjusted Gross Margin (1)	$1,342	$1,179

Reconciliation of Proportional Gross Margin (2)

Consolidated Gross Margin	$1,078	$993
Less: Proportional Adjustment Factor	299	386

Proportional Gross Margin (2)	$779	$607

Reconciliation of Proportional Adjusted Gross Margin (1),(2)

Consolidated Adjusted Gross Margin	$1,342	$1,179
Less: Proportional Adjustment Factor	379	472

Proportional Adjusted Gross Margin (1),(2)	$963	$707

(1)

Adjusted Gross Margin (a non-GAAP financial measure) is defined by the Company as: Gross margin plus depreciation and amortization less general and administrative expenses. AES believes adjusted gross margin is a useful measure for evaluating and comparing the operating performance of its businesses because it includes the direct operating costs of its business including overhead related expenses and excludes potential differences caused by variations in capital structures affecting interest income and expense, tax positions, such as the impact of changes in effective tax rates and the impact of depreciation and amortization expense.

(2)	See footnote (2) on Guidance Elements for definition of proportional financial metrics.

THE AES CORPORATION

NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended March 31,
($ in millions)	2012	2011

Calculation of Maintenance Capital Expenditures for Free Cash Flow (1) Reconciliation Below:

Maintenance Capital Expenditures, excluding environmental	$234	$227
Environmental Capital Expenditures	8	15
Growth Capital Expenditures	343	254

Total Capital Expenditures	$585	$496

Reconciliation of Proportional Operating Cash Flow(2)

Consolidated Operating Cash Flow	$534	$502
Less: Proportional Adjustment Factor	(129)	(183)

Proportional Operating Cash Flow(2)	$405	$319

Reconciliation of Free Cash Flow(1)

Consolidated Operating Cash Flow	$534	$502
Less: Maintenance Capital Expenditures, excluding environmental	(234)	(227)
Less: Environmental Capital Expenditures	(8)	(15)

Free Cash Flow(1)	$292	$260

Reconciliation of Proportional Free Cash Flow(1),(2)

Proportional Operating Cash Flow	$405	$319
Less: Proportional Maintenance Capital Expenditures	(170)	(163)

Proportional Free Cash Flow(1),(2)	$235	$156

(1)

Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

(2)	See footnote (2) on Guidance Elements for definition of proportional financial metrics.

The AES Corporation

Parent Financial Information

Parent only data: last four quarters ($ in millions)
	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2012 Actual	December 31, 2011 Actual	September 30, 2011 Actual	June 30, 2011 Actual
Subsidiary distributions (1) to Parent & QHCs	$1,287	$1,337	$1,298	$1,187
Returns of capital distributions to Parent & QHCs	207	152	154	56

Total subsidiary distributions & returns of capital to parent	$1,494	$1,489	$1,452	$1,243

Parent only data: quarterly ($ in millions)

	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2012 Actual	December 31, 2011 Actual	September 30, 2011 Actual	June 30, 2011 Actual
Subsidiary distributions to Parent & QHCs	$176	$371	$346	$394
Returns of capital distributions to Parent & QHCs	83	14	102	8

Total subsidiary distributions & returns of capital to Parent	$259	$385	$448	$402

Parent Company Liquidity (2) ($ in millions)

	Balance at
	March 31, 2012 Actual	December 31, 2011 Actual	September 30, 2011 Actual	June 30, 2011 Actual
Cash at Parent & Cash at QHCs (3)	$133	$200	$2,089	$2,303
Availability under credit facilities	778	493	788	774

Ending liquidity	$911	$693	$2,877	$3,077

(1)

Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(2)

Parent Company Liquidity is defined as cash at the Parent Company plus availability under corporate credit facilities plus cash at qualified holding companies (QHCs). AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’s indebtedness.

(3)

The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.

8

THE AES CORPORATION

2012 FINANCIAL GUIDANCE ELEMENTS(1)

2012 Updated Financial Guidance (as of 5/4/2012)
	Consolidated	Proportional Adjustment Factors(2)	Proportional

Income Statement Elements
Gross Margin	$4,000 to 4,200 million	$1,300 million	$2,700 to 2,900 million
Adjusted Gross Margin(3)	$5,125 to 5,325 million	$1,600 million	$3,525 to 3,725 million

Diluted Earnings Per Share From Continuing Operations	$1.22 to 1.30
Adjusted Earnings Per Share Factors(4)	$0.00(5)
Adjusted Earnings Per Share(4)	$1.22 to 1.30(5)

Cash Flow Elements
Net Cash From Operating Activities	$3,100 to 3,300 million	$1,175 million	$1,925 to 2,125 million
Operational Capital Expenditures (a)	$1,050 to 1,125 million	$300 million	$725 to 850 million
Environmental Capital Expenditures (b)	$100 to 125 million	$25 million	$75 to 100 million
Maintenance Capital Expenditures (a + b)	$1,150 to 1,250 million	$325 million	$800 to 950 million
Free Cash Flow (6)	$1,900 to 2,100 million	$850 million	$1,050 to 1,250 million
Subsidiary Distributions(7)	$1,325 to 1,525 million
Parent Free Cash Flow (8)	$550 to $650 million

Reconciliation of Free Cash Flow
Net Cash from Operating Activities	$3,100 to 3,300 million	$1,175 million	$1,925 to 2,125 million
Less: Maintenance Capital Expenditures	$1,150 to 1,250 million	$325 million	$800 to 950 million

Free Cash Flow (6)	$1,900 to 2,100 million	$850 million	$1,050 to 1,250 million

Reconciliation of Parent Free Cash Flow
Subsidiary distributions	$1,325 to $1,525 million
Less: Cash Interest	$450 to $500 million
Less: Cash for development, SGA, and taxes	$325 to $375 million
Parent Free Cash Flow (8)	$550 to $650 million

Reconciliation of Adjusted Gross Margin
Gross Margin	$4,000 to 4,200 million	$1,300 million	$2,700 to 2,900 million
Plus: Depreciation & Amortization	$1,400 to 1,500 million	$300 million	$1,100 to 1,200 million
Less: General & Administrative	$300 to 350 million		$300 to 350 million

Adjusted Gross Margin(3)	$5,125 to $5,325 million	$1,600 million	$3,525 to 3,725 million

(1)	2012 Guidance is based on expectations for future foreign exchange rates and commodity prices as of March 30, 2012.
(2)

AES is a holding company that derives its income and cash flows from the activities of its subsidiaries, some of which may not be wholly-owned by the Company. Accordingly, the Company has presented certain financial metrics which are defined as Proportional (a non-GAAP financial measure). Proportional metrics present the Company’s estimate of its share in the economics of the underlying metric. The Company believes that the Proportional metrics are useful to investors because they exclude the economic share in the metric presented that is held by non-AES shareholders. For example, Operating Cash Flow is a GAAP metric which presents the Company’s cash flow from operations on a consolidated basis, including operating cash flow allocable to noncontrolling interests. Proportional Operating Cash Flow removes the share of operating cash flow allocable to noncontrolling interests and therefore may act as an aid in the valuation of the Company. Proportional metrics are reconciled to the nearest GAAP measure. Certain assumptions have been made to estimate our proportional financial measures. These assumptions include: (i) the Company’s economic interest has been calculated based on a blended rate for each consolidated business when such business represents multiple legal entities; (ii) the Company’s economic interest may differ from the percentage implied by the recorded net income or loss attributable to noncontrolling interests or dividends paid during a given period; (iii) the Company’s economic interest for entities accounted for using the hypothetical liquidation at book value method is 100%; (iv) individual operating performance of the Company’s equity method investments is not reflected and (v) inter-segment transactions are included as applicable for the metric presented.

(3)

Adjusted Gross Margin is reconciled above. Adjusted Gross Margin (a non-GAAP financial measure) is defined by the Company as gross margin plus depreciation and amortization less general and administrative expenses. AES believes adjusted gross margin is a useful measure for evaluating and comparing the operating performance of its businesses because it includes the direct operating costs of its business including overhead related expenses and excludes potential differences caused by variations in capital structures affecting interest income and expense, tax positions, such as the impact of changes in effective tax rates and the impact of depreciation and amortization expense.

(4)

Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses of the consolidated entity due to (a) mark-to-market amounts related to derivative transactions, (b) unrealized foreign currency gains or losses, (c) significant gains or losses due to dispositions and acquisitions of business interests, (d) significant losses due to impairments, and (e) costs due to the early retirement of debt. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to mark-to-market gains or losses related to derivative transactions, currency gains or losses, losses due to impairments and strategic decisions to dispose or acquire business interests or retire debt, which affect results in a given period or periods. Adjusted earnings per share should not be construed as an alternative to diluted earnings per share from continuing operations which is determined in accordance with GAAP. Non-GAAP financial measure as reconciled in the table.

(5)	Reconciliation of Adjusted EPS includes derivative losses of $0.05, debt retirement losses of $0.01, impairment losses of $0.09, and disposition gains of $0.15.
(6)

Free Cash Flow is reconciled above. Free cash flow (a non-GAAP financial measure) is defined as net cash from operating activities less maintenance capital expenditures (including environmental capital expenditures), net of reinsurance proceeds from third parties. AES believes that free cash flow is a useful measure for evaluating our financial condition because it represents the amount of cash provided by operations less maintenance capital expenditures as defined by our businesses, that may be available for investing or for repaying debt.

(7)

Subsidiary distributions should not be construed as an alternative to Net Cash Provided by Operating Activities which are determined in accordance with GAAP. Subsidiary distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the subsidiary distributions and the Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.

(8)

Parent Free Cash Flow is reconciled above. Parent Free Cash Flow (a non-GAAP financial measure) is defined as subsidiary distributions less parent cash interest less cash for development, general and administrative, and taxes.